EXHIBIT 99.1

News Release

First Solar, Inc. Announces Second Quarter 2020 Financial Results
•Net sales of $642 million
•Net income per share of $0.35
•Cash, restricted cash, and marketable securities of $1.6 billion, net cash of $1.2 billion
•0.8 GWDC of bookings since prior earnings call, including 0.5 GWDC of systems bookings
•Strong Series 6 Production; fleet-wide capacity utilization of over 100% during May, June, and July
•Maintain 2020 module production and capital expenditures guidance

TEMPE, Ariz., August 6, 2020 – First Solar, Inc. (Nasdaq: FSLR) today announced financial results for the second quarter ended June 30, 2020.

“We remain pleased with our operational performance with strong metrics across the board,” said Mark Widmar, CEO of First Solar. “Our COVID-19 response continues to center on balancing our top priority of safety with meeting our commitments to our customers. This approach, together with our associates’ dedication, and the strengths of our differentiated business model, enabled us to deliver solid financial results for the second quarter.”

Net sales for the second quarter were $642 million, an increase of $110 million from the prior quarter, primarily due to the sale of the American Kings project.

The Company reported second quarter net income per share of $0.35, compared to net income per share of $0.85 in the first quarter of 2020.

Cash, restricted cash, and marketable securities at the end of the second quarter totaled $1,642 million, an increase of $44 million from the prior quarter, primarily due to cash collections on systems projects in the United States and module segment operating cash flows. This was partially offset by capital expenditures during the quarter.

Full-Year 2020 Module Production, Operating Expenses, and Capital Expenditure Guidance

As of the date of this release, the Company and its financial results have not been materially impacted by COVID-19. However, given the significant uncertainties that remain regarding the severity and duration of the pandemic and its impact on the Company’s operations and financial results, as well as on energy and capital markets, the Company is continuing to provide limited guidance that it believes is largely within its control or within reasonable line of sight at this time.

•Module production: 5.9 GWDC, including 5.7 GWDC of Series 6 and 0.2 GWDC of Series 4
•Operating expenses: $345 to $365 million (including $45 to $55 million of start-up expenses)
•Capital expenditures: $450 to $550 million

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Conference Call Details

First Solar has scheduled a conference call for today, August 6, 2020 at 4:30 p.m. ET, to discuss this announcement. A live webcast of this conference call and accompanying materials are available at investor.firstsolar.com.

Investors are encouraged to listen to the conference call and to review the accompanying materials, which contain more information about First Solar’s second quarter financial results and financial outlook.

An audio replay of the conference call will be available through Thursday, August 13, 2020 and can be accessed by dialing +1 (800) 585-8367 if you are calling from within the United States or +1 (416) 621-4642 if you are calling from outside the United States and entering the replay passcode 6365007. A replay of the webcast will also be available on the Investors section of the Company’s website approximately five hours after the conclusion of the call and remain available for 90 days.

About First Solar, Inc.

First Solar is a leading global provider of comprehensive photovoltaic (“PV”) solar energy solutions, which use its advanced module and system technology. The Company's integrated power plant solutions deliver an economically attractive alternative to fossil-fuel electricity generation today. From raw material sourcing through end-of-life module recycling, First Solar’s renewable energy systems protect and enhance the environment. For more information about First Solar, please visit www.firstsolar.com.

For First Solar Investors

This release contains forward-looking statements, which are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements in this release, other than statements of historical fact, are forward-looking statements. These forward-looking statements include, but are not limited to, statements concerning: net sales, gross margin, operating expenses, operating income, earnings per share, loss per share, net cash balance, capital expenditures, shipments, bookings, production, products and our business and financial objectives for 2020. These forward-looking statements are often characterized by the use of words such as “estimate,” “expect,” “anticipate,” “project,” “plan,” “intend,” “seek,” “believe,” “forecast,” “foresee,” “likely,” “may,” “should,” “goal,” “target,” “might,” “will,” “could,” “predict,” “continue,” and the negative or plural of these words and other comparable terminology. Forward-looking statements are only predictions based on our current expectations and our projections about future events and therefore speak only as of the date of this release. You should not place undue reliance on these forward-looking statements. We undertake no obligation to update any of these forward-looking statements for any reason, whether as a result of new information, future developments or otherwise. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by these statements. These factors include, but are not limited to: the severity and duration of the COVID-19 pandemic, including its potential impact on our business, results of operations, and financial condition; structural imbalances in global supply and demand for PV solar modules; the market for renewable energy, including solar energy; our competitive position and other key competitive factors; reduction, elimination, or expiration of government subsidies, policies, and support programs for solar energy projects; the impact of public policies, such as tariffs or other trade remedies imposed on solar cells and modules; our ability to execute on our long-term strategic plans; our ability to execute on our solar module technology and cost reduction roadmaps; our ability to improve the wattage of our solar modules; interest rate fluctuations and both our and our customers’ ability to secure financing; the creditworthiness of our off-take counterparties and the ability of our off-take counterparties to fulfill their contractual obligations to us; the ability of our customers and counterparties to perform under their contracts with us; the satisfaction of conditions precedent in our sales agreements; our ability to attract new customers and to develop and maintain existing customer and supplier relationships; our ability to successfully develop and complete our systems business projects; our ability to convert existing production facilities to support new product lines, such as Series 6 module manufacturing; general economic and business conditions, including

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those influenced by U.S., international, and geopolitical events; environmental responsibility, including with respect to cadmium telluride (“CdTe”) and other semiconductor materials; claims under our limited warranty obligations; changes in, or the failure to comply with, government regulations and environmental, health, and safety requirements; effects resulting from pending litigation; future collection and recycling costs for solar modules covered by our module collection and recycling program; our ability to protect our intellectual property; our ability to prevent and/or minimize the impact of cyber-attacks or other breaches of our information systems; our continued investment in research and development; the supply and price of components and raw materials, including CdTe; our ability to attract and retain key executive officers and associates; and the matters discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our most recent Annual Report on Form 10-K and our subsequently filed Quarterly Reports on Form 10-Q, as supplemented by our other filings with the Securities and Exchange Commission. You should carefully consider the risks and uncertainties described in these reports.

Contacts

First Solar Investors
investor@firstsolar.com

First Solar Media
media@firstsolar.com

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FIRST SOLAR, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	June 30, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$1,052,700	$1,352,741
Marketable securities (amortized cost of $494,000 and allowance for credit losses of $124 at June 30, 2020)	494,080	811,506
Accounts receivable trade	291,018	476,425
Less: allowance for credit losses	(3,334)	(1,386)
Accounts receivable trade, net	287,684	475,039
Accounts receivable, unbilled and retainage	64,773	183,473
Less: allowance for credit losses	(734)	—
Accounts receivable, unbilled and retainage, net	64,039	183,473
Inventories	518,242	443,513
Balance of systems parts	34,536	53,583
Project assets	591	3,524
Prepaid expenses and other current assets	279,304	276,455
Total current assets	2,731,176	3,599,834
Property, plant and equipment, net	2,324,413	2,181,149
PV solar power systems, net	465,543	476,977
Project assets	381,559	333,596
Deferred tax assets, net	204,942	130,771
Restricted marketable securities (amortized cost of $243,367 and allowance for credit losses of $0 at June 30, 2020)	253,236	223,785
Goodwill	14,462	14,462
Intangible assets, net	61,194	64,543
Inventories	185,028	160,646
Other assets	451,065	329,926
Total assets	$7,072,618	$7,515,689
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$158,800	$218,081
Income taxes payable	16,951	17,010
Accrued expenses	310,649	351,260
Current portion of long-term debt	77,029	17,510
Deferred revenue	130,575	323,217
Accrued litigation	19,000	363,000
Other current liabilities	34,032	28,130
Total current liabilities	747,036	1,318,208
Accrued solar module collection and recycling liability	140,539	137,761
Long-term debt	387,727	454,187
Other liabilities	570,520	508,766
Total liabilities	1,845,822	2,418,922
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value per share; 500,000,000 shares authorized; 105,960,516 and 105,448,921 shares issued and outstanding at June 30, 2020 and December 31, 2019, respectively	106	105
Additional paid-in capital	2,848,928	2,849,376
Accumulated earnings	2,445,022	2,326,620
Accumulated other comprehensive loss	(67,260)	(79,334)
Total stockholders’ equity	5,226,796	5,096,767
Total liabilities and stockholders’ equity	$7,072,618	$7,515,689

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FIRST SOLAR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2020	March 31, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Net sales	$642,411	$532,124	$584,956	$1,174,535	$1,116,934
Cost of sales	504,951	441,786	507,774	946,737	1,039,640
Gross profit	137,460	90,338	77,182	227,798	77,294
Operating expenses:
Selling, general and administrative	51,770	58,587	50,934	110,357	96,286
Research and development	22,483	25,613	24,395	48,096	46,272
Production start-up	6,311	4,482	10,437	10,793	19,959
Litigation loss	6,000	—	—	6,000	—
Total operating expenses	86,564	88,682	85,766	175,246	162,517
Operating income (loss)	50,896	1,656	(8,584)	52,552	(85,223)
Foreign currency (loss) income, net	(1,299)	(398)	1,726	(1,697)	1,898
Interest income	3,674	9,330	13,510	13,004	27,769
Interest expense, net	(3,254)	(6,789)	(8,921)	(10,043)	(19,042)
Other expense, net	(3,195)	(2,222)	(4,438)	(5,417)	(929)
Income (loss) before taxes and equity in earnings	46,822	1,577	(6,707)	48,399	(75,527)
Income tax (expense) benefit	(10,214)	89,215	(11,744)	79,001	(10,350)
Equity in earnings, net of tax	303	(88)	(97)	215	(270)
Net income (loss)	$36,911	$90,704	$(18,548)	$127,615	$(86,147)

Net income (loss) per share:
Basic	$0.35	$0.86	$(0.18)	$1.21	$(0.82)
Diluted	$0.35	$0.85	$(0.18)	$1.20	$(0.82)
Weighted-average number of shares used in per share calculations:
Basic	105,927	105,595	105,369	105,761	105,208
Diluted	106,473	106,386	105,369	106,429	105,208

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